EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Sonic Solutions
Novato, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated May 29, 2009, relating to the consolidated financial statements, the effectiveness of Sonic Solutions’ internal control over financial reporting, and schedule of Sonic Solutions appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Seidman, LLP
San Francisco, California

September 9, 2009